UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934.

Date of Report: March 6, 2013
(Date of earliest event reported)

Oak Valley Bancorp

(Exact name of registrant as specified in its charter)

CA	001-34142	26-2326676
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

125 N. Third Ave. Oakdale, CA	95361
(Address of principal executive	(Zip Code)
offices)

(209) 848-2265
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)            On March 6, 2013, Oak Valley Bancorp (the “Company”) issued a press release announcing that Ronald C. Martin, Chief Executive Officer (“CEO”) of the Company and of its wholly owned subsidiary Oak Valley Community Bank (the “Bank”), will retire as CEO effective as June 18, 2013.  Mr. Martin plans to continue to serve the Company and the Bank as a member of their respective Boards of Directors (each, a “Board”) after his retirement as Chief Executive Officer of each entity.

A copy of the press release announcing Mr. Martin’s retirement as CEO of each entity is filed as Exhibit 99.1 hereto, which is incorporated herein by reference.

(c)            On March 6, 2013, the Company announced in the same press release that the Boards of the Company and the Bank have selected Christopher M. Courtney to succeed Mr. Martin as CEO of the Company and the Bank, respectively.  Mr. Courtney, age 50, currently the Company’s and the Bank’s President, is expected to assume his new role as dual CEO on June 18, 2013.

A copy of the press release announcing Mr. Courtney’s selection to succeed to Mr. Martin as CEO of each entity is filed as Exhibit 99.1 hereto, which is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01              Financial Statements and Exhibits

(d)        Exhibits

Exhibit
Number	Description
99.1	Press Release dated March 6, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 7, 2013
OAK VALLEY BANCORP

	By:	/s/ Richard A. McCarty
Richard A. McCarty
Executive Vice President and Chief Financial Officer
(Principal Financial Officer and duly authorized signatory)

Exhibit Index

Exhibit No.	Description

99.1	Press Release of Oak Valley Bancorp dated March 6, 2013